Exhibit 10.1

Amendment #1 to the Authorized Participant Agreement

This Amendment #1 to the Authorized Participant Agreement is entered into on February 24, 2026, (the “Amendment”) by and among Virtu Americas LLC (the “Authorized Participant”), Hashdex Nasdaq Crypto US ETF (the “Trust”) and Hashdex Asset Management Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands, as sponsor of the Trust (the “Sponsor,”).

WHEREAS, the Authorized Participant, the Trust, and the Sponsor previously entered into the Authorized Participant Agreement, dated as of January 14, 2025 (as amended, restated, modified or supplemented from time to time, the “Agreement”), pursuant to which the Authorized Participant provides unit creation and redemption services for the Trust; and

WHEREAS, Section 16(a) of the Agreement permits the amendment of this Agreement by written instrument executed by all parties hereto and further provides that the Procedures Handbook may be amended, modified or supplemented by the Trust and the Sponsor, without the consent of the Authorized Participant, under specified conditions; and

WHEREAS, the parties now desire to amend the Procedures Handbook under the Agreement, and intend this Amendment to serve as written notice pursuant to Sections 16(a) of the Agreement; and

WHEREAS, the parties further wish to amend the Agreement to account for recent regulatory developments regarding in-kind transfers to and from the Trust;

NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties agree as follows:

1.	The Procedures Handbook is hereby deleted and replaced in its entirety with the Procedures Handbook, labeled as Attachment A, attached hereto;

2.	The first paragraph, under the heading “SUMMARY,” of the Agreement is hereby deleted and replaced in its entirety with the following:

As provided in the Trust Agreement of the Trust, as amended (the “Trust Agreement”), as currently in effect and described in the Prospectus (defined below), units of fractional undivided beneficial interest in and ownership of the Trust (the “Shares”) may be created or redeemed by the Sponsor for an Authorized Participant in aggregations of a minimum of 10,000 Shares (each aggregation of 10,000 Shares, a “Creation Unit”). Creation Units are offered only pursuant to a registration statement of the Trust on Form S-1, as amended (Registration No.: 333-280990), as declared effective by the Securities and Exchange Commission (“SEC”) and as the same may be amended from time to time thereafter or any successor registration statement in respect of Shares of the Trust (collectively, the “Registration Statement”) together with the prospectus of the Trust (the “Prospectus”) included therein. Under the Trust Agreement, the Sponsor is authorized to issue Creation Units to, and redeem Creation Units from, authorized participants, only through the facilities of the Depository Trust Company (“DTC”), or a successor depository. This Agreement and the Procedures (defined below) set forth the specific procedures by which the Authorized Participant may create or redeem Creation Units.

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3.	The following Section is hereby added as Section 16, “In-Kind Transactions” of the Agreement:

Section 16. In-Kind Transactions.

(a) Purpose and Applicability. This Section 16 is adopted to provide procedures under which the Authorized Participant may, in its discretion, effectuate the creation or redemption of Creation Units through an in-kind transfer of Digital Assets (each, an “In-Kind Transaction”). This Section 16 shall be deemed incorporated into and read together with all other provisions of this Agreement, and references herein to “Orders,” “Purchase Orders,” “Redemption Orders,” “Deposit Assets,” or similar terms shall, where applicable, include the possibility of an In-Kind Transaction pursuant to this Section 16. For the avoidance of doubt, nothing in this Section 16 shall obligate the Authorized Participant to engage in an In-Kind Transaction; the decision to effectuate an In-Kind Transaction shall rest solely with the Authorized Participant in its discretion, subject to acceptance by the Trust and compliance with all other provisions of this Agreement and the Procedures Handbook.

(b) Status, Representations and Warranties of the Parties Regarding In-Kind Transactions.

(i) The Authorized Participant maintains a digital wallet or wallets from a reputable wallet software provider that is capable of storing and transacting in each of the Digital Assets held by the Trust.

(ii) That any delivery of Deposit Assets to the Digital Asset Custodian, in connection with a Purchase Order involving an In-Kind Transfer, or any withdrawal of Digital Assets from the Trust, in connection with a Redemption Order involving an In-Kind Transfer, placed by the Authorized Participant, will take place only through the Digital Asset Custodian, and that any delivery of cash in connection with a Purchase or Redemption Order will take place only through the Transfer Agent for deposit with an account maintained by the Custodian.

(iii) In the event that the Authorized Participant uses an intermediary to facilitate delivery of Deposit Assets to the Digital Asset Custodian, or any Delivery of Shares to or for the account of the Authorized Participant, that (i) such intermediary shall be identified to the Trust and the Sponsor and (ii) that such intermediary shall take commercially reasonable steps to ensure that the actions of such intermediary comply with the terms of this Agreement and the Procedures.

(c) Orders Involving In-Kind Transfers.

(i) The Authorized Participant understands that a Creation Unit generally will not be issued until the requisite cash, Deposit Assets, as well as the applicable Transaction Fee and taxes, are transferred to the Trust, or the applicable Custodian on or before the settlement date in accordance with the Prospectus. To the extent that the Authorized Participant posts collateral on the settlement date in connection with a portion of the Deposit Assets that were unable to be delivered on the settlement date, the Trust will use commercially reasonable efforts to provide prior notice to the Authorized Participant, if possible, prior to using any such collateral to purchase the Deposit Assets and, if prior notice is not possible, the Trust will provide the Authorized Participant with notice as soon as possible thereafter.

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(d) Payment of Certain Fees and Taxes. In connection with the purchase or redemption of Creation Units, the Authorized Participant acknowledges and agrees that the computation of any cash amount to be paid by or to the Participant shall exclude any taxes or other fees and expenses payable upon the transfer of beneficial ownership of Digital Assets. The Participant shall be responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or any other similar tax, fee or government charge (collectively, “Taxes”) applicable to and imposed upon the purchase or redemption of any Creation Units made pursuant to this Agreement. To the extent the Trust or its agents pay any such Taxes or they are otherwise imposed in connection with transactions effected by the Participant, the Participant agrees to promptly reimburse and pay such party for any such payment, together with any applicable penalties, additions to tax or interest thereon, unless such penalties, additions or interest were the result of the applicable party’s gross negligence, fraud or willful misconduct. This section shall survive the termination of this Agreement.

(e) Cash Component. The Authorized Participant hereby agrees that, in connection with a Purchase Order, whether for itself or any party for which it acts, it will make available on or before the contractual settlement date, by means satisfactory to the Trust, and in accordance with the provisions of the Prospectus, immediately available or same day funds estimated by the Trust to be sufficient to pay the Cash Component next determined after acceptance of the Purchase Order, together with the applicable Transaction Fee. Any excess funds will be returned following settlement of the Purchase Order. The Authorized Participant agrees to ensure that the Cash Component will be received by the issuing Trust in accordance with the terms of the Prospectus, but in any event on or before the contractual settlement date, and in the event payment of such Cash Component has not been made in accordance with the provisions of the Prospectus or by such contractual settlement date, the Authorized Participant agrees in connection with a Purchase Order to pay the amount of the Cash Component, plus interest, computed at such reasonable rate as may be specified by the Trust from time to time. The Authorized Participant shall be liable to the custodian, any sub-custodian, or the Trust for any amounts advanced by the custodian or any sub-custodian in its sole discretion to the Authorized Participant for payment of the amounts due and owing for the Cash Component. Computation of the Cash Component shall exclude any taxes, duties or other fees and expenses payable upon the transfer of beneficial ownership of the Deposit Assets, which shall be the sole responsibility of the Participant and not the Trust.

(f) Beneficial Ownership.

(i) The Authorized Participant represents and warrants that, based upon the number of outstanding Shares of any particular Fund, either (i) it is carrying some or all of the Deposit Assets as a dealer and as inventory in connection with its market making activities, and the Deposit Assets will be marked to market under section 475 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder, prior to being deposited with the Trust and the Authorized Participant will adjust the basis of the Deposit Assets to their fair market value immediately prior to their being deposited with the Fund; or (ii) the Deposit Assets have been acquired by the Authorized Participant immediately prior to the deposit with the Trust such that the basis in the Deposit Assets is equal to fair market value at the time of deposit with the Trust.

4.	Sections 16 and 17 of the Agreement are hereby renumbered to Sections 17 and 18 Respectively.

5.	The Agreement, as modified herein, shall continue in full force and effect, and nothing herein contained shall be construed as a waiver or modification of existing rights under the Agreement, except as such rights are expressly modified hereby.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

HASHDEX ASSET MANAGEMENT LTD.

By:	/s/ Samir Kerbage
Name:	Samir Kerbage
Title:	Director

HASHDEX CRYPTO INDEX US ETF

By:	/s/ Samir Kerbage
Name:	Samir Kerbage
Title:	Director

VIRTU AMERICAS LLC

By:	/s/ Matthew Fasman
Name:	Matthew Fasman
Title:	Authorized Signatory

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ATTACHMENT A

HASHDEX NASDAQ CRYPTO INDEX ETF

AUTHORIZED PARTICIPANT PROCEDURES HANDBOOK

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TABLE OF CONTENTS

INTRODUCTION	1
HASHDEX NASDAQ CRYPTO INDEX US ETF	2
PURCHASE OF CREATION UNITS	2
REDEMPTION OF SHARES	5
APPENDIX A – CONTACT INFORMATION	8
APPENDIX B – PRODUCT INFORMATION	9
APPENDIX C – GLOSSARY OF TERMS	10

INTRODUCTION

Hashdex Asset Management Ltd. (“Sponsor”) and U.S. Bancorp Fund Services, LLC (“US Bank”) welcome you as an Authorized Participant (“AP”) for Hashdex Nasdaq Crypto Index US ETF (the “Trust”). Only APs are permitted to directly purchase or redeem Shares directly with the Trust. Definitions used in this Procedures Handbook can be found in the Glossary in Appendix C.

This Procedures Handbook details the procedures for placing and processing Purchase Orders and Redemption Orders in Creation Units. All Orders must be made in accordance with terms and procedures set forth herein. Sponsor or US Bank may send you updates or supplements to this Procedures Handbook from time to time, as necessary.

Please note that before an AP may place any Purchase Order, it must sign the Authorized Participant Agreement and return it to US Bank. In addition, each AP must receive from US Bank a personal identification number (“PIN”). This PIN helps identify the AP and authenticate instructions the AP provides to US Bank. An AP’s PIN must be kept confidential and be provided only to those persons who are authorized to give instructions relating to Orders on behalf of the AP. A list of all authorized traders must be sent to US Bank with the Authorized Participant Agreement, but may be amended in writing as necessary. Only authorized traders will be allowed to place Orders for Shares. The AP is solely responsible for restricting access to such credentials to prevent persons other than authorized traders from placing or giving instructions relating to Orders.

HASHDEX NASDAQ CRYPTO INDEX US ETF

The Investment Objective of the Hashdex Nasdaq Crypto Index US ETF is for the Shares to reflect the performance of the value of the digital assets as represented by the Nasdaq Crypto US Settlement Price™ Index (NCIUSS) (the “Index”), less the Trust’s liabilities and expenses.

PURCHASE OF CREATION UNITS

The Trust will offer, issue and sell Shares only in Creation Unit Aggregations of 10,000 Shares, or such other amount of Shares as designated in the Trust’s Prospectus, through US Bank on a continuous basis, without a sales load, based on their NAV per Share next determined after receipt of a Purchase Order on any Business Day.

Determination of Required Payment

The total payment required to create each Creation Unit is the value of the Creation Unit on the Purchase Order date plus the applicable transaction fees.

Delivery of Cash or Deposit Assets

Creation Units for the Trust will be exchanged for cash or Deposit Assets. Creation Units are sold at their NAV, plus a transaction fee.

Cash required for settlement will typically be transferred to the Custodian, while Digital Assets required for settlement will be transferred to the Digital Asset Custodian’s Wallet Address, or the Authorized Participant’s Wallet Address, as applicable. If the Custodian does not receive the cash and/or the Digital Asset Custodian does not receive the Digital Assets by the market close on the Business Day following purchase order date (“T+1”), such order may be charged interest for delayed settlement or cancelled. In the event a purchase order is cancelled by the Authorized Participant, the Authorized Participant will be responsible for reimbursing the Trust for all reasonable, documented costs associated with cancelling the order. At its sole discretion, the Sponsor may agree to a delivery date other than T+1. Additional fees may apply for special settlement.

In the case of a Purchase Order involving an In-Kind Transfer, the Sponsor may, in its sole discretion, extend the deadline for receipt of the Basket Amount Deposit Assets to accommodate delays or disruptions in the applicable network for the Digital Asset(s) constituting the Deposit Assets; provided, however, that all cash amounts corresponding to a Purchase Order, regardless of the presence of an In-Kind Transfer, are due on or before the settlement date.

Eligibility

To be eligible to place a Purchase Order with US Bank, an AP must be a DTC Participant.

Cut-Off Time for Purchase Orders

US Bank must receive all Purchase Orders to purchase Creation Unit Aggregations no later than 3:00 P.M. Eastern (or such earlier times if so designated). APs should reference the password-protected https://portal.iceetfhub.ice.com/ website for cut-off exceptions. If Purchase Orders are received by the Trust’s identified Cut-off Time and are accepted by US Bank, the Purchase Order will be processed based on the NAV of the Trust as next determined.

The date on which a Purchase Order to purchase Creation Unit Aggregations is placed is referred to as the “Transmittal Date.” An AP placing orders for Creation Unit Aggregations of the Trust should afford sufficient time to permit proper submission of the order to US Bank prior to the identified Cut-off Time on the Transmittal Date. Purchase Orders received after the Cut-off Time will be processed the next Business Day.

Transmittal of Purchase Orders

Purchase Orders may be transmitted by an AP to US Bank via telephone or the internet.

By telephone: 1-800-617-0004

By internet: https://portal.iceetfhub.ice.com/website

Economic or market disruptions, or telephone or other communication failure may impede the ability to reach US Bank or an AP.

Transaction Fees

A Transaction Fee may be charged for each Creation Unit created. The Transaction Fee for redemptions is $300 per order to create Creation Units plus the Variable Transaction Fee.

Receipt of Purchase Order

A Purchase Order is deemed received by US Bank on the Transmittal Date if (i) such order is received by US Bank not later than the specified Cut-off Time on such Transmittal Date; and (ii) all other applicable procedures set forth in this Procedures Handbook are properly followed. US Bank will inform the Trust on the Transmittal Date once it has received and accepted a Purchase Order. The Trust reserves the right to reject a Purchase Order for the reasons set forth in the Prospectus, which are specified below.

In the case of a cash Purchase Order, once the Trust has received and accepted a Purchase Order, on the Purchase Order date the Trust will enter into a transaction with the Trust Counterparty to purchase the corresponding Digital Assets. As soon as practicable after 4:00 p.m. ET, the Sponsor will determine the Cash Component, including any dollar cost difference between the prices of Digital Assets utilized in calculating NAV per Share and the price at which the Trust acquires the Digital Assets..

In the case of an In-Kind Purchase Order once the Trust has received and accepted a Purchase Order, on the Purchase Order date, as soon as practicable after 4:00 p.m. ET, the Sponsor will determine the Basket Amount, including any dollar cost difference between the prices of Digital Assets utilized in calculating NAV per Share and the price at which the Trust acquires the Digital Assets.

The Authorized Participant shall be responsible for the dollar cost of the difference between the Digital Asset price utilized in calculating NAV per Share on the Purchase Order date and the price at which the applicable Trust acquires the Digital Assets to the extent the price realized in buying the Digital Assets is higher than the Digital Asset price utilized in the NAV. To the extent the price realized in buying the Digital Asset is lower than the Digital Asset price utilized in the NAV, the Authorized Participant shall get to keep the dollar impact of any such difference.

Delivery of Creation Units

For a cash Purchase Order, on the Business Day immediately after Purchase Order date:

●	The Authorized Participant will deliver the cash component to the Trust’s cash account that is maintained with the Custodian no later than 3:00 P.M. ET.

●	The Trust Counterparty will deposit the Digital Assets purchased by the Trust into the Trust’s trading account with the Digital Asset Custodian no later than 3:00 P.M. ET.

●	Once the Trust has received confirmation from the Custodian that the Cash Component has been received and from the Digital Asset Custodian that the Digital Assets have been received, the Trust will release the corresponding Shares to the Authorized Participant.

For an In-Kind Purchase Order, on the Business Day immediately after Purchase Order date:

●	The Authorized Participant will deliver the Digital Assets into the Trust’s trading account with the Digital Asset Custodian no later than 3:00 P.M. ET.

●	Once the Trust has received confirmation from the Digital Asset Custodian that the Digital Assets have been received, the Trust will release the corresponding Shares to the Authorized Participant.

Settlement

Purchase Orders for the Trust normally settle on a T+1 basis. At its sole discretion, the Sponsor may require a settlement cycle shorter or longer than T+1. No Shares will be issued unless and until the Sponsor has confirmed that any outstanding cash or Digital Assets due from the Authorized Participant, as applicable, have been settled with the Trust.

Suspension or Rejection of Purchase Orders

In respect of the Trust, the Sponsor may, in its discretion, suspend the right to purchase, or postpone the purchase settlement date: (1) for any period during which Nasdaq or other exchange material to the valuation or operation of the Trust is closed; (2) for any period during which an emergency exists as a result of which the fulfillment of a purchase order is not reasonably practicable; or (3) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor also may reject a purchase order if:

●	It determines that the purchase order is not in proper form;

●	The Sponsor believes that the purchase order would have adverse tax consequences to the Trust or its shareholders;

●	The order would be illegal; or

●	Circumstances outside the control of the Sponsor make it, for all practical purposes, not feasible to process creations of Creation Units.

None of the Sponsor, the Administrator or the Custodian will be liable for the suspension or rejection of any purchase order.

Purchase of Creation Units Without Receipt of Deposit Assets

Creation Units of the Trust may be purchased in advance of receipt by the Trust of all or a portion of the applicable Deposit Assets, provided that the Authorized Participant deposits an initial deposit of cash with the Trust having a value greater than the net asset value of the Shares on the date the Purchase Order is placed in proper form. In addition to available Deposit Assets and cash that generally comprise a Creation Unit, cash must be deposited in an amount equal to 115% of the market value of any undelivered Deposit Assets (the “Additional Cash Deposit”). The Purchase Order shall be deemed to be received on the Business Day on which the Purchase Order is placed provided that the Order is placed in proper form prior to Cut-Off Time on such date and cash in the appropriate amount is deposited with the Custodian by 1:00 p.m. Eastern Time or such other time as designated by the Custodian on settlement date. If the Order is not placed in proper form by Cut-Off Time or federal funds in the appropriate amount are not received by 1:00 p.m. Eastern Time on settlement date, then the Purchase Order may be deemed to be rejected and the Authorized Participant shall be liable to the Trust for losses, if any, resulting therefrom. An additional amount of cash shall be required to be deposited with the Trust, pending delivery of the missing Deposit Assets to the extent necessary to maintain an amount of cash on deposit with the Trust at least equal to 115% of the daily marked to market value of the missing Deposit Assets. At the sole discretion of the Trust, the Trust may use the cash on deposit to purchase the missing Deposit Assets. The Authorized Participant will be liable to the Trust for the costs incurred by the Trust in connection with any such purchases and the Authorized Participant shall be liable to the Trust for any shortfall between the cost to the Trust of purchasing any missing Deposit Assets and the value of the collateral. These costs will be deemed to include the amount by which the actual purchase price of the Deposit Assets exceeds the market value of such Deposit Assets on the day the Purchase Order was deemed received by the US Bank plus the brokerage and related transaction costs associated with such purchases. The Trust will return any unused portion of the Additional Cash Deposit once all of the missing Deposit Assets have been properly received by the Digital Asset Custodian. The Trust shall charge and the Authorized Participant agrees to pay to the Trust the Transaction Fee and any additional fees prescribed in the Prospectus. The delivery of Creation Units of the Trust so created will occur no later than the prescribed settlement date following the day on which the Purchase Order is deemed received by US Bank.

REDEMPTION OF SHARES

Shares of the Trust may be redeemed only in Creation Unit Aggregations of a specified number of a minimum of 10,000 Shares, or such other amount of Shares as designated in the Trust’s Prospectus, through US Bank on a continuous basis, without a sales load, at their NAV next determined after receipt of a Redemption Order on any Business Day. The Trust will not redeem Shares in amounts less than the Creation Unit Aggregation.

By placing a redemption order, an Authorized Participant agrees to deliver the Creation Units to be redeemed through DTC’s book-entry system to the Trust not later than 3:00 P.M. (Eastern Time), on the first Business Day immediately following the redemption order date (T+1). By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant must wire to the Custodian the non-refundable transaction fee due for the redemption order or any proceeds due will be reduced by the amount of the fee payable. At its sole discretion, the Sponsor may agree to a delivery date other than T+1. Additional fees may apply for special settlement.

Determination of Redemption Proceeds

The redemption proceeds from the Trust consist of the cash and/or Digital Assets redemption amount. The redemption amount is equal to the NAV of the number of Creation Unit(s) of the Trust requested in the Authorized Participant’s redemption order as of the time of the calculation of the Trust’s NAV on the redemption order date, less transaction fees.

Receipt of Redemption Order

A Redemption Order is deemed received by US Bank on the Transmittal Date if (i) such order is received by US Bank not later than the specified Cut-off Time on such Transmittal Date; and (ii) all other applicable procedures set forth in this Procedures Handbook are properly followed. US Bank will inform the Trust on the Transmittal Date once it has received and accepted a Redemption Order. The Trust reserves the right to reject a Redemption Order for the reasons set forth in the Prospectus, which are specified below.

Once the Trust has received and accepted a Redemption Order, US Bank will transmit a confirmation of acceptance to the Authorized Participant that placed the Redemption Order indicating the cash amount and, in the case a of Redemption Order involving an In-Kind Transfer, the amount of Shares required to be delivered by the Authorized Participant.

In the case of a cash Redemption Order, once the Redemption Order is received and accepted, on the Redemption Order date:

●	the Trust will instruct the Digital Asset Custodian to prepare to move the corresponding Digital Assets from the Trust’s custody account to its trading account.

●	The Trust will enter into a transaction with the Trust Counterparty to sell the corresponding Digital Assets.

●	As soon as practicable after 4:00 p.m. ET, the Sponsor will determine the Cash Component, including any dollar cost difference between the price of Digital Assets utilized in calculating NAV per Share and the price at which the Trust sells the Digital Assets.

In the case of an In-Kind Redemption Order, once the Redemption Order is received and accepted, on the Redemption order date, as soon as practicable after 4:00 p.m. ET, the Sponsor will determine the Basket Amount, including any dollar cost difference between the price of Digital Assets utilized in calculating NAV per Share and the price at which the Trust sells the Digital Assets.

The Authorized Participant shall be responsible for the dollar cost of the difference between the Digital Asset price utilized in calculating NAV per Share on the Purchase Order date and the price at which the applicable Trust acquires the Digital Assets to the extent the price realized in buying the Digital Assets is higher than the Digital Asset price utilized in the NAV. To the extent the price realized in buying the Digital Asset is lower than the Digital Asset price utilized in the NAV, the Authorized Participant shall get to keep the dollar impact of any such difference.

Delivery of Redemption Proceeds

For a cash Redemption Order, on the Business Day immediately after Redemption Order date:

●	The Authorized Participant will deliver the Basket of Shares to be redeemed to US Bank no later than 3:00 P.M. ET.

●	The Trust Counterparty will deposit the cash from the sale of the Digital Assets into the Trust’s trading account with the Custodian no later than 3:00 P.M. ET.

●	Once the Trust has received confirmation from the Custodian that the cash from the sale of the Digital Assets and has received confirmation from US Bank that that the Authorized Participant has delivered to the Trust’s account at DTC the total number of Shares to be redeemed by such Authorized Participant to such Redemption Order and has paid US Bank the applicable transaction fees, the Trust will cancel the Shares comprising the number of Baskets redeemed by the Authorized Participant.

●	The Trust will then instruct the Digital Asset Custodian to transfer the corresponding Digital Assets agreed on the sell transaction from the Trust’s trading account to the Trust Counterparty

●	The Trust will transfer the Cash Component from the cash account maintained with the Custodian to the Authorized Participant..

For a Redemption Order involving an In-Kind Transfer, the Sponsor shall, on the Business Day immediately after Redemption Order date, deliver, through the Digital Asset Custodian, the Basket Amount specified in the confirmation by US Bank to the network address indicated by the Authorized Participant in its Redemption Order.

In the case of a Redemption Order involving an In-Kind Transfer, the Wallet Address indicated by the redeeming Authorized Participant shall be properly formatted and in the control of the Authorized Participant or its designee for receipt of the Basket Amount. As between the Trust, US Bank, Sponsor and Digital Asset Custodian, on the one hand, and the Authorized Participant (and any of its agents, intermediaries or designees) on the other hand, the Authorized Participant shall be solely responsible for delivery to US Bank and the Sponsor the correct Wallet Address for receipt of the Basket Amount. Having caused such delivery, the Digital Asset Custodian shall send written confirmation thereof to the Sponsor, and the Sponsor shall deliver to US Bank, who shall then cancel the Basket Amount so redeemed.

The Sponsor is also authorized to deliver the redemption distribution notwithstanding that the Creation Units to be redeemed are not credited to the Trust’s DTC account by 12:00 P.M. (Eastern Time), on the first Business Day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Creation Units through DTC’s book-entry system on such terms as the Sponsor may determine from time to time.

Eligibility

To be eligible to place Redemption Orders with US Bank, an AP must be a DTC Participant.

Cut-Off Time for Redemption Orders

US Bank must receive all Redemption Orders to redeem Creation Unit Aggregations no later than 2:00 P.M. Eastern (or such earlier times if so designated). APs should reference the password-protected etf.operations@usbank.com website for cut-off exceptions.

If Redemption Orders are received by the Trust’s identified Cut-off Time and are accepted by US Bank, the Redemption Order will be processed based on the NAV of the Trust as next determined on such date. The date on which a Redemption Order to redeem Creation Unit Aggregations is placed is referred to as the “Transmittal Date.” An AP placing a Redemption Order for Creation Unit Aggregations of the Trust should afford sufficient time to permit proper submission of the order to US Bank prior to the identified Cut-off Time on the Transmittal Date. Requests received after the Cut-off Time will be processed the next Business Day.

Transmittal of Redemption Orders

Redemption Orders may be transmitted by an AP to US Bank by telephone or the internet.

By telephone: 1-800-617-0004

By internet: https://portal.iceetfhub.ice.com/website

Economic or market disruptions, or telephone or other communication failure may impede the ability to reach US Bank or an AP.

Transaction Fee

A Transaction Fee may be charged for each Creation Unit redeemed. The Transaction Fee for redemptions is $300 per order to redeem Creation Units plus the applicable Variable Transaction Fee.

Settlement

Redemption Orders customarily settle on a T+1 basis. Redemption Orders which may settle earlier than T+1 may be subject to a charge, which shall be calculated as determined by the Trust or Sponsor.

Suspension or Rejection of Redemption Orders

The postponement, suspension or rejection of creation or redemption orders may adversely affect an investment in the Shares of the Trust. To the extent orders are suspended or rejected, the arbitrage mechanism resulting from the process through which Authorized Participants create and redeem Shares directly with the Trust may fail to closely link the price of the Shares to the value of the Index Constituents. If this is the case, the liquidity of the Shares may decline, and the price of the Shares may fluctuate independently of the Index and may fall.

There are no limitations on the Sponsor’s discretion to postpone, suspend or reject purchase or redemption orders under the Securities Act or SEC listing orders permitting the listing and trading of the Trust’s Shares on the Exchange. In addition, Shareholders of the Trust will not have the protections provided in this regard that are applicable to Trusts regulated under the Investment Company Act of 1940.

Redemption of Creation Units Without Receipt of Shares

Creation Units of the Trust may be redeemed in advance of receipt by the Trust of all or a portion of the Creation Unit to be redeemed, provided that the Authorized Participant deposits an initial deposit of cash with the Trust having a value greater than the net asset value of the missing Shares on the date the Redemption Order is placed in proper form. Such cash must be deposited in an amount equal to 115% of the net asset value of any undelivered Shares (the “Cash Collateral”). The Order shall be deemed to be received on the Business Day on which the Order is placed provided that the Order is placed in proper form prior to Cut-Off Time on such date and cash in the appropriate amount is deposited with the Custodian by 6:00 p.m. Eastern Time or such other time as designated by the Custodian on settlement date. If the Order is not placed in proper form by Cut-Off Time or federal funds in the appropriate amount are not received by 6:00 p.m. Eastern Time on settlement date, then the Order may be deemed to be rejected and the Authorized Participant shall be liable to the Trust for losses, if any, resulting therefrom. An additional amount of cash shall be required to be deposited with the Trust, pending delivery of the missing Shares to the extent necessary to maintain an amount of cash on deposit at least equal to 115% of the daily net asset value of the missing Shares. At the sole discretion of the Trust, the Trust may use the cash on deposit to purchase the missing Shares or acquire the Deposit Assets and Cash Amount underlying such Shares. The Authorized Participant will be liable to the Trust for the costs incurred by the Trust in connection with any such purchases and the Authorized Participant shall be liable to the Trust for any shortfall between the cost to the Trust of acquiring such Shares, the Deposit Assets or cash amount and the value of the Cash Collateral. These costs will be deemed to include the amount by which the actual purchase price of the Shares or Deposit Assets exceeds the net asset value of such Shares on the day the Creation Order was deemed received by the Distributor plus the brokerage and related transaction costs associated with such purchases. The Trust will return any unused portion of the Cash Collateral once all of the missing Shares have been properly received by the Custodian or purchased by the Trust and deposited into the Trust. The Trust shall charge and the Authorized Participant agrees to pay to the Trust the Transaction Fee and any additional fees prescribed in the Prospectus. The delivery of Shares of the Trust so redeemed will occur no later than the prescribed settlement date following the day on which the Redemption Order is deemed received by the US Bank.

PHONE NUMBERS:

APPENDIX A

CONTACT INFORMATION

CREATION/REDEMPTION ORDERS (FOR AUTHORIZED PARTICIPANTS ONLY)	1-800-617-0004
HASHDEX ASSET MANAGEMENT LTD. INFORMATION
INDEXRECEIPT AGENT/TRANSFER AGENT/ CUSTODIAN	1-800-617-0004

INTERNET:

CREATION/REDEMPTION ORDERS (FOR AUTHORIZED PARTICIPANTS ONLY	https://portal.iceetfhub.ice.com/website
GENERAL HASHDEX ASSET MANAGEMENT LTD. INFORMATION	https://www.hashdex.com/en-KY/about-us

ADDRESS:

All Correspondence Via U.S. Mail to: US Bank

Attn: Hashdex Nasdaq ETF

615 E Michigan St

Milwaukee, WI 53202

APPENDIX B PRODUCT INFORMATION

Ticker	NCIQ
Trading Symbol	NCIQ
Intraday Indicative Value (IIV)	NCIUS.IV
NAV Symbol	NCIQ.NV
Shares Outstanding Symbol	NCIQ.SO
WSJ Price/Bloomberg Symbol	NCIQ.BH

OTHER INFORMATION

NSCC Instruction Symbol	NCIQ
CUSIP #
NSCC Instruction CUSIP #
Tax ID #	33-2103856
Shares Per Creation Unit	10,000
Lead Market Maker

APPENDIX C GLOSSARY OF TERMS

“Administrator” means US Bancorp Fund Services, LLC.

“AP” means Authorized Participant.

“Basket Amount” means, in the case of a Purchase Order involving In-kind Transfers, the amount of Deposit Assets to be delivered by an Authorized Participant to satisfy such Purchase Order and, in the case of a Redemption Order involving In-kind Transfers, the amount of Deposit Assets to be delivered to satisfy such Redemption Order.

“Business Day” means any day the Shares trade on Nasdaq. “Cash” shall mean same day funds in United States dollars.

“Cash” means same day funds in United States dollars.

“Cash Component” means  the estimated cash amount the Authorized Participant needs to deposit in the case of a Purchase Order involving cash Transfers.

“Creation” means the act of creating a Creation Unit Aggregation.

“Creation Unit” and “Creation Unit Aggregation” mean an aggregation of 10,000 Shares, or such other amount of Shares as designated in the Trust’s Prospectus.

“Custodian” means the Trust’s cash custodian, U.S. Bank National Association.

“Cut-off Time” means the time that a Purchase Order must be transmitted to US Bank to be deemed received. All times are Eastern Time.

“Deposit Assets” refers to a designated basket of Digital Assets for inclusion in Purchase Orders involving In-Kind Transfers for the purchase of Creation Units.

“Digital Asset” refers to digital assets held by the applicable Trust, as set forth on Schedule A of this Agreement.

“Digital Asset Custodian” means each of Coinbase Custody Trust Company, LLC, BitGo Trust Company Inc or Fidelity Digital Asset Services, LLC;

“DTC” means The Depository Trust Company.

“DTC Participant” refers to a participant in the facilities of the Depository Trust Company.

“DVP” means Delivery Versus Payment, as defined by DTC.

“IIV” means Intraday Indicative Value.

“In-Kind Transfer” involves the use of Deposit Assets, for the purposes of purchasing or redeeming Creation Units.

“Index” means Nasdaq Crypto US Settlement Price Index (NCIUSS).

“Nasdaq” means the Nasdaq Stock Market LLC.

“NAV” means net asset value for the Shares, as determined by the Index. “Orders” means any order to purchase or redeem Creation Unit Aggregations.

“PIN” means a unique personal identification number assigned to each AP that helps identify the AP and authenticate instructions.

“Procedures Handbook” means the Hashdex Nasdaq Crypto Index US ETF Authorized Participant Procedures Handbook, as supplemented or amended from time to time.

“Prospectus” means the Trust’s then current prospectus included in its effective registration statement, as supplemented or amended from time to time.

“Purchase Orders” refers to the action of placing and processing orders to purchase Creation Unit Aggregations.

“Redemption Orders” refers to the action of placing and processing orders to redeem Creation Unit Aggregations.

“Shares” means the shares of the Trust.

“Sponsor” means the Trust’s sponsor, Hashdex Asset Management Ltd.

“Transaction Fee” is a fixed dollar fee charged for each Creation Unit regardless of the number of Creations per Business Day for an AP and the applicable Variable Transaction Fee.

“Transfer Agent” means U.S. Bancorp Fund Services, LLC.

“Transmittal Date” means the date on which a Purchase Order to purchase Creation Unit Aggregations is placed.

“Trust” means the Hashdex Nasdaq Crypto Index US ETF.

“Trust Counterparty” means the Crypto Asset Counterparty or the Prime Execution Agent, as each of those terms are defined in the Prospectus.

“Trustee” means CSC Delaware Trust Company.

“US Bank” means U.S. Bancorp Fund Services, LLC.

“Variable Transaction Fee” means the applicable variable fee charged based on the total value of Creation Unit Aggregations purchased or redeemed. For the purchase of a Creation Unit, the Variable Transaction Fee is equal to (i) the amount, if any, that the actual trade cost of the underlying assets of the Creation Unit exceeds the NAV of the Creation Unit; plus (ii) any financing costs of the Trust associated with the trading of the underlying assets of the Creation Unit. For the redemption of a Creation Unit, the Variable Transaction Fee is equal to the amount, if any, that the actual cash proceeds from the sale of the underlying assets of the Creation Unit are less than the NAV of the Creation Unit.

“Wallet Address” means each unique address on the applicable blockchain network designated by each Digital Asset Custodian and the Authorized Participant for the transfer or receipt of the Basket Amount.